                                                                      EXHIBIT 16





August 31, 1999


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for Professionals Group, Inc. and, under the date of February 23, 1999, we reported on the consolidated financial statements of Professionals Group, Inc. and subsidiaries as of and for the years ended December 31, 1998 and 1997. On August 27, 1999, our appointment as principal accountants was terminated. We have read Professionals Group, Inc.'s statements included under Item 4 of its Form 8-K dated August 27, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with Professionals Group, Inc.'s stated reason for changing principal accountants, or the statement that they did not engage any independent accountants other than KPMG LLP to audit the financial statements of either the registrant or any significant subsidiary of the registrant.

                                                              Very truly yours,



                                                              KPMG LLP
                                                              Columbus, Ohio